Suite 700 – 1620 Dickson Ave.

Kelowna, B.C.

V1Y 9Y2

Phone: 250-979-7028

www.pace-energy.com

info@pace-energy.com

TSX.V SYMBOL : PCE

April 18, 2007

PACE ANNOUNCES 20-F FILING

PACIFIC ASIA CHINA ENERGY INC. (PACE) announces that it filed a registration statement on form 20-F in the United States.

As part of the review of the Company's financial statements for inclusion in the Company’s registration statement under the Securities Exchange Act of 1934, management has decided to revise the accounting treatment of the reverse take-over of China Canada Energy to better conform to US and Canadian GAAP (Generally Accepted Accounting Principles). This revision has resulted in a restatement of the three components of shareholders equity: Capital Stock, Contributed Surplus, and Deficit. However, total shareholders equity remains the same at $12,878,088 and no other balance sheet items are changed. For further information, please see note 12 to the Company's amended financial statements filed on SEDAR. For additional information, please contact the Company's CFO Mr. P Groening at (250) 979-7028.

The purpose of the SEC filing is to improve communications with the Company’s US shareholders and facilitate an application for listing on a US stock exchange.

PACIFIC ASIA CHINA ENERGY INC. is a Canadian based resource company specializing in the strategic development of Coal Bed Methane projects in China, CBM drilling and coal degasification through its 50% owned subsidiary, PACE MITCHELL DRILLING CORP.  Common Shares of PACIFIC ASIA CHINA ENERGY INC. are listed on the TSX Venture Exchange under the symbol "PCE".

This news release may contain forward-looking statements. Forward-looking statements address future events and conditions and therefore involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements.

ON BEHALF OF THE BOARD

For Investor Relations:

Scott Koyich

DSK Consulting Ltd.

"Patrick Groening"

Ph: (403) 215-5979

skoyich@pace-energy.com

Patrick Groening, CFO

THE  TSX VENTURE  EXCHANGE  HAS  NOT  REVIEWED  AND  DOES  NOT  ACCEPT  RESPONSIBILITY FOR  THE  ADEQUACY  OR  ACCURACY OF  THIS  NEWS  RELEASE.